Exhibit 99.4

OTCBB LHSI Completes Name Change to China Pediatric Pharmaceuticals, Inc.

Xi’an, Shaanxi, China,  October 14, 2009  -- Lid Hair Studios International, Inc. (OTC Bulletin Board: LHSI) ("Lid Hair Studios" or the "Company"), today announced that effective on October 9, 2009, the Company changed its name from Lid Hair Studios International, Inc. to China Pediatric Pharmaceuticals, Inc.  The name change was effected through a parent/subsidiary merger of our wholly-owned subsidiary, China Pediatric Pharmaceuticals, Inc., with and into the Company, with the Company as the surviving corporation.  To effectuate the merger, the Company filed its Articles of Merger with the Nevada Secretary of State and the merger became effective on October 9, 2009.

 Following the Combination, the combined Company will continue to be traded on the OTCBB, under the symbol “LHSI”, however we will request a new symbol closer in form to China Pediatric Pharmaceuticals, Inc.

"We are very pleased to announce the name change that better reflects the company’s business.  This brings our closer to our goal of getting our message out to the investing public.” said Mr. Xia, CEO and Chairman of China Pediatric Pharmaceuticals, Inc.

About China Pediatric Pharmaceuticals, Inc.

China Pediatric Pharmaceuticals, Inc. has its headquarters in Xi’an, Shaanxi Province, China. The Company identifies, discovers, develops manufactures and distributes both prescription and over-the counter, including both conventional and Traditional Chinese Medicines (“TCMs”), pharmaceutical products for the treatment of some of the most common ailments and diseases, with pediatric medicine as its focus.  China Pediatric Pharmaceuticals, Inc.’s manufacturing facility located in Baoji City, Shaanxi Province. The Company distributes its high value, branded medicines, both prescription and OTC, through exclusive territory agents who sell our products directly to local pharmacies who in turn sell them to their retail customers. For the six months ended June 30, 2009, Revenue was $7,142,775 and Net Income was $1,585,799 or $0.19 per share. As at June 30, 2009, Shareholders’ Equity was $10,608,005 and Total Assets were $13,569,343. For more information go to: www.jialipharma.com

For more information, please contact:
China Pediatric Pharmaceuticals, Inc.
Mr. Jun Xia, Chief Executive Officer
Mr. Minggang Xiao, Chief Financial Officer
Ms. Vivian Juan Wei, Vice President, Corporate Affairs
9th Floor, No. 29 Nanxin Street,
Xi’an, Shaanxi Province
P.R.C., 710004
Phone: 86-29-8727-1818
Email: office@jialipharma.com
Website: www.jialipharma.com

Safe Harbor Statement
This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to, the company's ability to raise additional capital to finance the company's activities; the effectiveness, profitability, and the marketability of its products; legal and regulatory risks associated with the share exchange; the future trading of the common stock of the company; the ability of the company to operate as a public company; the period of time for which its current liquidity will enable the company to fund its operations; the company's ability to protect its proprietary information; general economic and business conditions; the volatility of the company's operating results and financial condition; the company's ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed in the company's filings with the Securities and Exchange Commission and available on its website at http://www.sec.gov. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations, assumptions, estimates and projections about the companies and the industry. The company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or to changes in its expectations, except as may be required by law. Although the company believes that the expectations expressed in these forward looking statements are reasonable, they cannot assure you that their expectations will turn out to be correct, and investors are cautioned that actual results may differ materially from the anticipated results.